================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 26, 2007
                                                          ----------------



                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  1-16383                95-4352386
(State or other jurisdiction of   (Commission File        (I.R.S. Employer
 incorporation or organization)       Number)            Identification No.)

                    700 Milam Street
                        Suite 800
                     Houston, Texas                            77002
        (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (713) 375-5000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 2.01         Completion of Acquisition or Disposition of Assets.

Purchase of Company Common Stock from Credit Suisse International

         On July 26, 2007, Cheniere Energy, Inc. (the "Company") completed the purchase of 9,175,595 shares of Company common stock from Credit Suisse International ("Credit Suisse") at a cash price of $35.42 per share, for an aggregate purchase price of approximately $325 million.

         As previously disclosed, on May 31, 2007 the Company delivered a written notice (the "Notice of Commitment") to Credit Suisse, irrevocably committing to exercise, on one or more occasions on or before July 23, 2007, all of its issuer call spread options to purchase an aggregate of 9,175,595 shares of Company common stock from Credit Suisse at $35.42 per share. These options were created under a Confirmation dated July 22, 2005 and a related Notice of Adjustment dated July 26, 2005 (together, the "Confirmation Documents") between the Company and Credit Suisse (formerly named Credit Suisse First Boston International) entered into in connection with the Company's 2005 issuance of $325 million of 2.25% Convertible Senior Notes due 2012.

         The approximately $325 million purchase price for the 9,175,595 shares of Company common stock was provided to the Company by Cheniere Subsidiary Holdings, LLC, a wholly-owned subsidiary of the Company, from borrowings under a Credit Agreement, dated May 31, 2007 (the "Credit Agreement"), with Perry Principals Investments LLC, the several lenders from time to time party thereto and The Bank of New York, as administrative agent.

         The foregoing descriptions of the Confirmation Documents, the Notice of Commitment and the Credit Agreement are qualified by reference to the full texts thereof, which were filed as exhibits to current reports by the Company on Form 8-Ks dated May 31, 2007 and are incorporated herein by reference.

Item 8.01         Other Events.

         On July 26, 2007, the Company issued a press release announcing that it had completed the purchase of 9,175,595 shares of Company common stock from Credit Suisse at a cash price of $35.42 per share, for an aggregate purchase price of approximately $325 million. As a result of the purchase, the Company had 47,274,148 shares of Company common stock outstanding as of July 26, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits

Exhibit
Number               Description
------               -----------

10.1 Confirmation, dated July 22, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston
                     International, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

10.2 Notice of Adjustment, dated July 26, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

10.3 Notice of Commitment, dated May 31, 2007, from Cheniere Energy, Inc. to Credit Suisse
                     International, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

10.4 Credit Agreement, dated May 31, 2007, among Cheniere Subsidiary Holdings, LLC, Perry Principals Investments LLC, the several lenders from time to time party thereto and The Bank of New York, as administrative agent, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

99.1                 Press release, dated July 26, 2007 (filed herewith).

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CHENIERE ENERGY, INC.


         Date:  July 26, 2007            By:   /s/ Don Turkleson
                                               ---------------------------------
                                               Name:   Don A. Turkleson
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer

EXHIBIT INDEX


Exhibit
Number                 Description
------                 ------------

10.1 Confirmation, dated July 22, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

10.2 Notice of Adjustment, dated July 26, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

10.3 Notice of Commitment, dated May 31, 2007, from Cheniere Energy, Inc. to Credit Suisse International, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

10.4 Credit Agreement, dated May 31, 2007, among Cheniere Subsidiary Holdings, LLC, Perry Principals Investments LLC, the several lenders from time to time party thereto and The Bank of New York, as administrative agent, incorporated by reference to a current report by the registrant on Form 8-K dated May 31, 2007.

99.1                   Press release, dated July 26, 2007 (filed herewith).